EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Announces Chief Executive Officer Planned Departure to Lead Fortive's NewCo

Chairman Richard Fleming to be appointed interim CEO upon his departure

BUFFALO, NY, December 11, 2019 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“Company”) announced today that Mark Morelli has informed the Board of Directors of his intention to resign from his position as President, CEO and Director effective January 10, 2020 to accept the position of President and CEO of Fortive’s NewCo. Mr. Morelli will continue in his capacity to transition his responsibilities over the next 30 days. Richard H. Fleming, Columbus McKinnon’s Chairman of the Board, will be named Interim CEO effective with Mr. Morelli’s resignation. The Board has initiated a search process for a new chief executive officer.
Mr. Fleming noted, “Columbus McKinnon is in a very strong place. We are effectively executing on our Blueprint for Growth strategy to strengthen our earnings power and position the Company for growth. Although we are disappointed to see Mark leave, our team has the leadership and momentum to continue to advance our strategy, effectively employ our operating system, E-PAS™(Earnings Power Acceleration System) and achieve our financial objectives. We wish Mark well with his future endeavors.”
Mr. Morelli commented, “The global team of Columbus McKinnon associates has enabled the success of our Blueprint for Growth strategy and strong financial performance since I joined in February 2017. I trust that the positive momentum will continue as Columbus McKinnon has a significant runway of opportunities. I am proud of the accomplishments we have achieved together and confident that the team will continue to deliver outstanding results.”
Mr. Fleming has been a director of the Company since March 1999, and was elected Chairman of the Board in July 2018. Prior to his retirement in 2012, Mr. Fleming was Executive Vice President and Chief Financial Officer of USG Corp. (NYSE: USG). Mr. Fleming also serves as a member of the Board of Directors of Boise Cascade Company (NYSE: BCC) and O.E. Holdings, LLC, a private company.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning quality of service, customer experience, and value creation, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the success of the Company’s efforts to Ramp the Growth Engine, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com